Exhibit 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization
AAA Aircraft Supply LLC	100.0%	Delaware
A-1 Wire Tech, Inc.	100.0%	Illinois
Advanced Forming Technology, Inc.	100.0%	Colorado
AETC Limited	100.0%	United Kingdom
AFT Europa-Advanced Forming Technology Limited	100.0%	Hungary
Alexander Socket Screws Limited	100.0%	United Kingdom
Avibank Mfg., Inc	100.0%	Delaware
Avibank Services LLC	85.0%	Delaware
BI, Inc.	100.0%	Canada
Cameron Forged Products, Limited	100.0%	United Kingdom
Cannon-Muskegon Corporation	100.0%	Michigan
Carmet Company	100.0%	South Carolina
Carmet Investors, Inc.	100.0%	Georgia
Chevron Aerospace Group, Limited	100.0%	United Kingdom
Chevron Aerostructures, Limited	100.0%	United Kingdom
Columbia Steel Equipment Company	100.0%	Pennsylvania
Daido Special Metals Limited	100.0%	Japan
Environment-One Corporation	100.0%	New York
Fabricas Non-Ferrous S.A. de C.V.	100.0%	Mexico
General Valve Company Limited	100.0%	United Kingdom
General Valve of Canada, Inc.	100.0%	Canada
Greengrove Welding Wires Limited	100.0%	United Kingdom
Greer Stop Nut, Inc.	100.0%	Tennessee
Greenville Metals, Inc.	100.0%	Pennsylvania
Hi-Life Tools (UK) Limited	100.0%	United Kingdom
Hi-Life Tools France, E.U.R.L.	100.0%	France
Hi-Life ULMA, Srl	100.0%	Italy
Howell Penncraft, Inc.	100.0%	Delaware
Huntington Alloys Canada Limited	100.0%	Canada
Huntington Alloys Corporation	100.0%	Delaware
Incotherm Limited	100.0%	United Kingdom
J&L Fiber Services, Inc.	100.0%	Wisconsin
Kadimi Tool Mfg. Co. PVT Limited	50.0%	India
Kasar Manufacturing & Distributing Co., Inc.	100.0%	California
M. Argueso & Company, Inc.	100.0%	Delaware
Mecair Aerospace Industries, Inc.	100.0%	Canada
Metalac Fasteners, Inc.	100.0%	Illinois
Metalac S.A. Industria e Commercio	100.0%	Brazil
Metalac SPS Industria e Commercio, Ltda	100.0%	Brazil
NSS Technologies, Inc.	100.0%	Michigan
Nutt-Shell Company	100.0%	California
Oregon Plasma	50.0%	Oregon
Otto Vogeli Industriearmaturen GmbH	100.0%	Germany
PCC Airfoils S.A. de C.V.	100.0%	Mexico
PCC Airfoils, LLC	100.0%	Ohio
PCC Business Trust	100.0%	Delaware
PCC Composites, Inc.	100.0%	Colorado
PCC CZ s.r.o.	100.0%	Czech Republic

PCC European Holdings Sarl	100.0%	Luxembourg
PCC European Luxembourg Holdings SCS	100.0%	Luxembourg
PCC Beheer B.V.	100.0%	Netherlands
PCC European Finance Luxembourg Sarl	100.0%	Luxembourg
PCC Flow Technologies AG	100.0%	Switzerland
PCC Flow Technologies Holdings, Inc.	100.0%	Delaware
PCC Flow Technologies Limited	100.0%	United Kingdom
PCC Flow Technologies, Inc.	100.0%	Delaware
PCC Flow Technologies Penberthy Canada, Inc.	100.0%	Delaware
PCC France, S.a.r.l.	100.0%	France
PCC Luxembourg Holdings LLC	100.0%	Delaware
PCC Specialty Products, Inc.	100.0%	Delaware
PCC Structurals, Inc.	100.0%	Oregon
PCC Unit III B.V.	100.0%	Netherlands
PCC Unit IV Eurovalve B.V.	100.0%	Netherlands
PCC Flow Technologies GmbH	100.0%	Germany
PCC Holding B.V.	100.0%	Netherlands
PCC Wouter Witzel Limited	100.0%	United Kingdom
PCC Specials B.V.	100.0%	Netherlands
PCC Unit I B.V.	100.0%	Netherlands
PCC Unit II B.V.	100.0%	Netherlands
Precision Castparts Aviation, Inc.	100.0%	Oregon
Precision Founders, Inc.	100.0%	California
Precision Receivables Corp.	100.0%	Oregon
Reisner Metals, Inc.	100.0%	California
Rescal SAS	100.0%	France
Schulz Wo GmbH	100.0%	Germany
Shur-Lok International	100.0%	Belgium
S.M.T., Limited	100.0%	Ireland
SMW Holdings Limited	100.0%	United Kingdom
SPS Aerostructures Limited	100.0%	United Kingdom
SPS Asia Limited	100.0%	Hong Kong
SPS Chevron Limited	100.0%	United Kingdom
SPS (China) Co., Limited	100.0%	China
SPS Hi-Tek, Limited	100.0%	Ireland
SPS International	100.0%	Taiwan
SPS International Investment Co	100.0%	Delaware
SPS International Limited	100.0%	Ireland
SPS International S.a.r.l.	100.0%	Luxembourg
SPS International Trading (Shanghai) Co., Limited	100.0%	China
SPS Technologies France, S.a.r.l.	100.0%	France
SPS Technologies Limited	100.0%	United Kingdom
SPS Technologies LLC	100.0%	Pennsylvania
SPS Technologies Overseas Holding B.V.	100.0%	Netherlands
SPS Technologies Trading Limited	100.0%	United Kingdom
SPS Technologies Trading Pte., Limited	100.0%	Singapore
SPS Technologies Waterford Company	100.0%	Michigan
SPS Unbrako K.K.	100.0%	Japan
Special Metals Corporation	100.0%	Delaware
Special Metals Deutschland Limited	100.0%	United Kingdom
Special Metals Pacific PTE Limited	100.0%	Singapore
Special Metals Services BV	100.0%	Netherlands
Special Metals Services Limited	100.0%	United Kingdom
Special Metals Services SA	100.0%	France
Special Metals Services SPA	100.0%	Italy

Special Metals Wiggin Limited	100.0%	United Kingdom
Special Metals Wiggin Trustees Limited	100.0%	United Kingdom
Standco Canada, Limited	100.0%	Canada
T.J. Brooks, Limited	100.0%	United Kingdom
Technova GmbH	100.0%	Germany
Unbrako Limited	100.0%	United Kingdom
Unbrako LLC	100.0%	Delaware
Unbrako Mexicana S.A. de C.V.	100.0%	Mexico
Unbrako Products (Singapore), Limited	100.0%	Singapore
Unbrako Pty., Limited	100.0%	Australia
Unbrako Schrauben, GmbH	100.0%	Germany
Western Aerospace Limited	100.0%	Australia
Western Australian Specialty Alloys, Pty. Limited	100.0%	Australia
Wyman Gordon (Cleveland), Inc.	100.0%	Ohio
Wyman-Gordon Company	100.0%	Massachusetts
Wyman-Gordon Composites Technologies, Inc.	100.0%	California
Wyman-Gordon Forgings, Inc.	100.0%	Delaware
Wyman-Gordon Investment Castings, Inc.	100.0%	Delaware
Wyman-Gordon Limited	100.0%	United Kingdom
Wyman-Gordon (Lincoln) Limited	100.0%	United Kingdom
Wyman Gordon Monterrey S. de R.L. de C.V.	100.0%	Mexico
Wyman-Gordon s.r.o.	100.0%	Czech Republic
Wyman-Gordon SC, Inc.	100.0%	California
Wyman-Gordon Washington Street, LLC	100.0%	Delaware
Udiment Special Metals Limited	100.0%	United Kingdom
Vent-Tek Designs LLC	50.0%	Delaware